Exhibit 10.6
CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into by and between VIRAL GENETICS, INC., a Delaware corporation (the “Company”), and M. Karen Newell, PhD, an individual residing in the city of Colorado Springs, CO (“Consultant”) effective the 1st day of July, 2007.

(the Company and Consultant are jointly referred to herein as the “Parties”)

WHEREAS the Company is an early-stage business engaged in the development of certain technologies, investigational drugs, pharmaceutical products, diagnostics, and medical knowledge, as well as in-licensed patents and know-how obtained under an Exclusive License Agreement with the University of Colorado (the “University”) dated November __, 2007 (the “License”) (collectively referred to herein as the “Technology”); and

WHEREAS Consultant has experience, knowledge, contacts, and skills which are beneficial to the development of the Company, the Technology, and its areas of focus; and

WHEREAS the Company wishes to engage Consultant and to define the nature of the relationship, to protect certain confidential information owned or possessed by the Company, and to establish certain other representations, warranties and covenants.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

1) Non-Exclusive Engagement of Consultant; Term.  The Company hereby engages Consultant as its non-exclusive provider of the consulting services described in this Agreement, for a term (the “Term”), which will commence on the date of this Agreement and end December 31, 2010.

2) Consultant Services.   On the terms and conditions set forth in this Agreement, Consultant will provide the following services to the Company as directed by the Company (the “Services”):
a)	Consultant will advise and assist the Company with the worldwide development, evaluation, analysis, testing, research, and study of the Technology;
b)
Consultant will design, manage and analyze studies of the Technology, including sourcing and recommending independent facilities as necessary, which such studies are separate from the sponsored research to be carried out by Consultant pursuant to the License and the Sponsored Research Agreement dated November __, 2007 between the Company and the University;

c)
Consultant will assist Company in the drafting and review of any documents necessary to obtain or maintain patent protection on the Technology or Consultant Creations (as hereinafter defined in Exhibit C).

d)
Consultant shall advise and assist the Company with respect to the authorship, presentation and publication of reports, results, analyses, studies and other scientific and medical activities of the Company, in recognized peer-reviewed literature or industry conferences, as mutually agreed to, and review, edit and provide comment on any manuscripts or abstracts relating to the Technology, whether authored by Consultant or not, provided they relate to her areas of expertise;

e)
Consultant shall from time to time and as requested present on behalf of the Company in the areas of its Technology, its development and scientific strategy, and other areas where Consultant has expertise, including, without limitation, to the Company’s Scientific Advisory Board;

f)
Consultant will assist and advise the Company in the preparation, review, discussions, follow-up, and other areas in Company dealings with the FDA, EMEA, and other regulatory agencies in connection with seeking permission for clinical trials, regulatory approvals, drug and device registration, and other development activities;

g)	Consultant will advise and assist the Company on other medical issues with respect to the Company’s products and drug candidates; and
h)	Consultant will assist and advise the Company in other areas in which Consultant has expertise as reasonably requested from time to time by the Company.

Services shall not (i) involve any use of the facilities, space, materials or other resources of the University (provided that use alone by the Consultant of the Consultant’s office space, phone, email, computer, word processor and similar assets shall not be considered a prohibited use of such University resources), or (ii) use direct or indirect financial support from University, including funding from any outside source awarded to or administered by University. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed to restrict or limit the duties Consultant is performing or may perform in the course of, or incidental to, Consultant’s appointment at University.

3) Method of Providing Services. Consultant shall be available for a teleconference meeting with the management of the Company at least twice per month during the Term. Consultant will perform Services, and may communicate with the Company’s management and other parties, through personal meetings, correspondence, telephone or video conferences, and such other methods, and at such times, as mutually determined, subject to the reasonable convenience of the parties.  Unless requested otherwise by the Company, Consultant shall communicate with the Company’s management through the Company’s President. Acting in good faith and consistent with ordinary business practices with respect to advisory relationships, Consultant shall devote a reasonable amount of time per month to the provision of the Services described herein provided that this does not materially conflict with Consultant’s appointment at the University.

4) Performance. Consultant agrees to at all times faithfully, industriously, and to the reasonable best of her abilities, experience, and talents, perform all of the Services that may be required of and from them pursuant to the express and explicit terms hereof.

5) Independence of Parties.  Nothing contained in this Agreement shall constitute either party as an employee, partner, co-venturer or agent of the other, it being intended that each shall act as an independent contractor with respect to the other. Consultant is not authorized to speak on behalf of the Company or bind it in any manner.

6) Compensation.
a)
Fees.   For and in consideration of the agreement of Consultant to enter into and perform under this Agreement, the Company shall pay to Consultant $3,000 per month. The Company may, but only with specific written approval of Consultant, pay such fees in shares of common stock at the rate of $0.06 per share. Such shares shall be Restricted Stock Awards that vest on the one-year anniversary of their issuance. In the event of termination of this Agreement prior to the shares vesting, they shall be returned cancelled and void for no additional consideration.

b)
Options.  For and in consideration of the agreement of Consultant to enter into this Agreement and as a long-term incentive for the Consultant to use their best efforts in pursuit of the Company’s business, the Company shall grant to Consultant the option attached hereto as Exhibit B (the “Option”). Upon each one-year anniversary of this Agreement, the Company shall grant to Consultant an option of similar tenor except that the exercise price shall be the closing price of the Company’s common stock as reported on that day.

c)
Royalty.  Consultant shall receive Three Fourths One Percent (0.75%) of Net Sales from sales in developed countries, and One Half Percent (0.125%) from sales in undeveloped countries.  “Developed countries” are herein defined as United States of America, Canada, Western and Eastern Europe, Japan, Australia, New Zealand, Israel, Russia, and other countries of the former Soviet Union, Hong Kong, Singapore, South Korea, and Taiwan.  “Undeveloped countries” are herein defined as countries other than developed countries. “Net Sales” and associated terms are as defined in Exhibit D.  If any such Net Sales are due to receipts for sales of Licensed Products or practice of Licensed Processes where there is more than one inventor, then the amount that Consultant shall receive herunder shall be proportionately reduced.

d)
Benefits, Other Consideration.   No benefits, vacation pay, or other consideration or remuneration of any kind shall be owed to Consultant by the Company, unless specifically referenced herein. Expenses incurred in Consultant’s provision of the Services shall be reimbursed by the Company provided that they are pre-approved in writing by the Company.

e)
Reimbursement of Expenses.  The Company shall reimburse all expenses incurred by Consultant in the performance of the Services, provided that any such expenses in excess of $500 shall require the prior, written authorization of the Company.

7) Company Representations and Warranties.   The Company hereby represents and warrants, knowing that Consultant is relying thereon, that:
a)
The Company is duly organized, validly existing and in good standing under the laws of the state of Delaware.  The Company is qualified to do business as a foreign corporation in each state in which its business requires it to be so qualified.

b)
Upon receipt of the full exercise price, where applicable, all Shares issued to Consultant under the Option will be duly and validly issued, fully paid and non-assessable, and will be delivered free and clear of any liens, claims or encumbrances, except for restrictions imposed by reference to the registration requirements of the Securities Act of 1933.

8) Consultant Representations.  Consultant hereby represents, knowing that the Company is relying thereon, that:
a)
Consultant is an Accredited Investor, as that term is defined in Regulation D in the Securities Act, 1933, and Consultant has completed the attached Exhibit A, or, in lieu of this, Consultant agrees that the Option shall only be issued immediately if and when an appropriate exemption from registration exists or an effective registration statement is available;

b)
Consultant has not in the past, nor will she in the future engage in any activity contrary to the securities laws of any jurisdiction including, without limitation, those of the United States of America; and

c)
Consultant has read and accepted the Viral Genetics Intellectual Property Agreement, attached hereto as Exhibit C, which is part of this Agreement and the provisions of which shall survive the expiration or earlier termination of this Agreement in strict accordance with the time periods as described therein.

9) Stock Certificates.    All Shares delivered to Consultant pursuant to exercise of the Option shall bear a restrictive legend in the form normally used by the Company for the issuance of restricted shares, and shall be deemed restricted securities under SEC Rule 144.

10) Changes to Common Stock. In the event that the Company shall undertake a recapitalization, reverse stock split, forward stock split, reclassification, or other change to its common stock (a “Change in Common Stock Properties”), the quantity of Shares which may be acquired through exercise of any delivered but unexercised Options or undelivered Options, and the exercise price payable thereto shall be increased or decreased proportionately, in accordance with the terms of said Change in Common Stock Properties.

11) Extension and Renewal. The Term may be extended or renewed, and this Agreement may be amended, only by the written agreement of the parties.

12) Indemnification.

a)
The Company hereby indemnifies and defends the Consultant and each of her executors, heirs, assigns, and representatives, as applicable, (each, an "Indemnitee") against, and holds each Indemnitee harmless from, any loss, liability, obligation, deficiency, damage or expense including, without limitation, interest, penalties, reasonable attorneys' fees and disbursements (collectively, "Damages"), that any Indemnitee may suffer or incur based upon, arising out of, relating to or in connection with (whether or not in connection with any third party claim):

i)	any breach of any representation or warranty made by the Company contained in this Agreement;
ii)	the failure of the Company to perform or to comply with any covenant or condition required to be performed or complied with in accordance with this Agreement; and
iii)	the good faith performance of the Services.
b)	Indemnification Procedures for Third Party Claims.
i)
Promptly after notice to an Indemnitee of any claim or the commencement of any action or proceeding, including any actions or proceedings by a third party (hereafter referred to as "Proceeding" or "Proceedings"), involving any Damage referred to in this Section, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against an Indemnitee pursuant to this Section, give written notice to the Company, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that the failure of any Indemnitee to give such notice shall not relieve the Company of its obligations hereunder, except to the extent that the Company is actually prejudiced by the failure to give such notice.

ii)
In the case of any Proceeding by a third party against an Indemnitee, the Company shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, and, after notice from the Company to the Indemnitee of its assumption of the defense thereof, the Company shall not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof (but the Indemnitee shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the Indemnitee as a result of any settlement or compromise thereof that is effected by the Indemnitee (without the written consent of the Company).

iii)
Anything in this Section 12 notwithstanding, if both the Company and the Indemnitee are named as parties or subject to such Proceeding and either party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the Company may decline to assume the defense on behalf of the Indemnitee or the Indemnitee may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the Company shall be relieved of its obligation to assume the defense on behalf of the Indemnitee, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the Indemnitee in such defense.

iv)
If the Company assumes the defense of any such Proceeding, the Indemntiee shall cooperate fully with the Company and shall appear and give testimony, produce documents and other tangible evidence, and otherwise assist the Company in conducting such defense.  The Company shall not, without the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such claim or Proceeding. Provided that proper notice is duly given, if the Company shall fail promptly and diligently to assume the defense thereof, then the Indemnitee may respond to, contest and defend against such Proceeding and may make in good faith any compromise or settlement with respect thereto, and recover from the Company the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof.  The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

c)
Each of the Company and Consultant acknowledges and agrees that (i) Consultant is entering into this Agreement in her individual capacity and not as an employee or agent of the University, and (ii) the University is not a party to this Agreement and has no liability or obligation whatsoever hereunder.  The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

d)	The provisions of this section 12 shall survive the expiration or earlier termination of this Agreement.

13) Termination.
a)
Either party may terminate this Agreement upon not less than 15 days notice in the event of a material breach of this Agreement or material non-performance by the other party, which breach is not cured within 10 days after the giving of written notice to the breaching party specifying the circumstances of such breach.

b)	The Company may terminate this Agreement without further notice to Consultant in the event that Consultant:
i)	is convicted a felony or a violation of any securities laws;
ii)	declares bankruptcy;
iii)	has been grossly negligent in the performance of Services at least three times in any consecutive 30-day period, and Consultant has been notified in writing within 5 days of each such occurrence; or
iv)	has engaged in material and willful or gross misconduct in the performance of Services hereunder.
c)	Either party may terminate this Agreement without cause upon 90 days prior written notice to the other party.

14) Consequences of Termination.   Any termination or expiration of this Agreement, whether or not for cause, shall not affect the obligation of the Company to pay compensation to Consultant that was earned or accrued prior to the date of termination or expiration, nor shall it be relieved from paying past, accrued, and future royalties pursuant to Section 6 c). Other than as specifically provided for herein, no further fees or payments of any kind shall be owed to Consultant upon or following Termination.

15) Cooperation.  The parties shall deal with each other in good faith, good faith meaning honesty in fact and the observance of all commercial standards of fair dealing and usages of trade, which are regularly observed within the industry.

16) No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

17) Arbitration.  In the event of dispute or controversy between the parties as to the performance hereof, this Agreement shall be and remain in full force and effect and all terms hereof shall continue to be complied with by both parties, it shall be submitted to two arbitrators, one to be appointed by each, and if those arbitrators do not agree, they shall select a third disinterested and competent person to act with them, and the decision of the three, or a majority of them, shall be final and conclusive.  If either party does not appoint an arbitrator as aforesaid within 90 days after receipt of notice to the other that it desires arbitration, which notice shall state the name and address of the arbitrator appointed by such other, and does not within such period furnish to such other party the name and address of the second arbitrator, then the arbitrator first named shall appoint a disinterested and competent arbitrator for the party thus defaulting, and the two arbitrators so appointed shall select a third to act with them as aforesaid and with like effect.  Cost of arbitration shall be borne by the Company.  Judgment upon the reward rendered may be entered in any court having jurisdiction thereof.

18) Governing Law and Disputes.   This Agreement shall be governed by the laws of the State of California, without regard to choice of law provisions.

19) Waiver.    Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby.  No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement.

20) Severability.  If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

21) Counterpart and Headings.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  All headings in this Agreement are inserted for convenience of reference and shall not affect its meaning or interpretation.

22) Entire Agreement.  This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the engagement of Consultant by the Company.  All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein.  No letter, telegram, or communication passing between the parties hereto shall be deemed a part of this Agreement; nor shall it have the effect of modifying or adding to this Agreement unless it is distinctly stated in such letter, telegram, or communication that it is to constitute a part of this Agreement and is to be attached as a rider to this Agreement and is signed by the parties to this Agreement.

23) Modification of Contract.  This Agreement cannot be modified by tender, acceptance or endorsement of any instrument of payment, including check. Any words contained in an instrument of payment modifying this contract, including a waiver or release of any claims, or a statement referring to paying in full is void.  This Agreement can only be modified in a separate writing, other than an instrument of payment, signed by the parties.

24) Enforcement.  Consultant acknowledges that any remedy at law for breach of Exhibit C would be inadequate, acknowledges that the Company would be irreparably damaged by an actual or threatened breach thereof, and agrees that the Company shall be entitled to an injunction restraining Consultant from any actual or threatened breach of Exhibit C as well as any further appropriate equitable relief without any bond or other security being required.  The Company may pursue enforcement of Exhibit C by commencing an action at law or in equity without first pursuing arbitration pursuant to Section 17 of this Agreement.  In addition to the foregoing, each of the parties hereto shall be entitled to any remedies available in equity or by statute with respect to the breach of the terms of this Agreement by the other party.

25) Assignment.   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.  This Agreement may not be assigned without the consent of the parties; provided,however, that nothing contained herein shall prevent Consultant from assigning or transferring any of the Shares or Options, or the royalties referred to in Section 6 (c) of this Agreement, to any person or entity in accordance with applicable securities laws and regulations.

26) Notices.   All notices under this Agreement shall be in writing and shall be sent by certified or registered first class mail, return receipt requested, or shall be personally delivered, or sent by an overnight delivery service such as Federal Express, or shall be transmitted by telefax (provided such telefax message is confirmed by telephonic acknowledgment of receipt or by sending via other authorized means a confirmation copy of such notice) addressed to the parties at their respective last known business addresses.

Agreed to effective the 1st day of July, 2007

VIRAL GENETICS, INC. By: ________________________ President	M. KAREN NEWELL __________________________

EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

PERSONAL FINANCIAL INFORMATION.  The following information pertaining to the undersigned as a natural person and U.S. Persons within the meaning of Regulation S is being provided here in lieu of furnishing a personal financial statement.

(a)           My individual net worth, or joint net worth with my spouse, exceeds $1,000,000.

Yes  [   ]                      No  [   ]
________
INITIAL

(b)           My individual income in 2005 and 2006 exceeded $200,000 in each such year, and I reasonably expect my individual income will be in excess of $200,000 in 2007.

Yes  [   ]                      No  [   ]
________
INITIAL

(c)           The joint income of my spouse and I in 2005 and 2006 exceeded $300,000 in each such year, and I reasonably expect our joint income will be in excess of $300,000 in 2007.

Yes  [   ]                      No  [   ]
________
INITIAL

(d)           Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

Yes  [   ]                      No  [   ]
________
INITIAL

The foregoing is a true representation of my financial status:

_______________________________
M. Karen Newell

EXHIBIT B

VIRAL GENETICS, INC.

Option for the Purchase of 200,000
Shares of Common Stock
Par Value $0.001

STOCK OPTION AGREEMENT

THE HOLDER OF THIS OPTION, BY ACCEPTANCE HEREOF, BOTH WITH RESPECT TO THE OPTION AND COMMON STOCK ISSUABLE UPON EXERCISE OF THE OPTION, AGREES AND ACKNOWLEDGES THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A “NO ACTION” OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

This is to certify that, for value received, M. Karen Newell (the “Optionee”) is entitled to purchase from VIRAL GENETICS, INC. (the “Company” or “Corporation”), on the terms and conditions hereinafter set forth, all or any part of 200,000 shares (“Option Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), at the purchase price of $0.04 per share (“Option Price”).  Upon exercise of this option in whole or in part, a certificate for the Option Shares so purchased shall be issued and delivered to the Optionee.  If less than the total option is exercised, a new option of similar tenor shall be issued for the unexercised portion of the options represented by this Agreement.

This option is granted subject to the following further terms and conditions:

1.           This option shall vest immediately. The right to exercise this option with respect to any of the Option Shares shall terminate on the date that is the earlier of a) two years following termination for any reason of Optionee’s engagement under the Consulting Agreement between the Company and Optionee dated July 1, 2007 (the “Consulting Agreement”) and b) December 31, 2012.  In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must take the following actions:

(a)           Deliver to the Corporate Secretary of the Corporation an executed notice of exercise in substantially the form of that attached to this Agreement (the “Exercise Notice”) in which there is specified the number of Option Shares which are to be purchased under the exercised option.

(b)           Pay the aggregate Option Price for the purchased shares either (i) through full payment in cash or by check made payable to the Corporation’s order, or (ii) by having the Company retain from the Option Shares otherwise issuable upon exercise of the Option, a number of shares having a fair market value equal as of the Exercise Notice to the Option Price of the Option Shares.

(c)           Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(d)           For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Company.  Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Option Price for the purchased shares must accompany such Exercise Notice.

(e)           Upon such exercise, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within three business days of such exercise) to or upon the written order of the Optionee at its address, and in the name of the Optionee, a certificate or certificates for the number of full Option Shares issuable upon the exercise together with such other property (including cash) and securities as may then be deliverable upon such exercise.  Such certificate or certificates shall be deemed to have been issued and the Optionee shall be deemed to have become a holder of record of such Option Shares as of the Exercise Date.

2.           The Optionee acknowledges that the shares subject to this option have not and will not be registered as of the date of exercise of this option under the Securities Act or the securities laws of any state. The Optionee acknowledges that this option and the shares issuable on exercise of the option, when and if issued, are and will be “restricted securities” as defined in Rule 144 promulgated by the Securities and Exchange Commission and must be held indefinitely unless subsequently registered under the Securities Act and any other applicable state registration requirements.  The Company is under no obligation to register the securities under the Securities Act or under applicable state statutes.  In the absence of such a registration or an available exemption from registration, sale of the Option Shares may be practicably impossible.  The Optionee shall confirm to the Company the representations set forth above in connection with the exercise of all or any portion of this option.

3.           The Company, during the term of this Agreement, will obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Agreement.

4.           The number of Option Shares purchasable upon the exercise of this option and the Option Price per share shall be subject to adjustment from time to time subject to the following terms.  If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, the Company or its successors and assigns shall make an appropriate and proportionate adjustment in the number or kind of shares, and the per-share Option Price thereof, which may be issued to the Optionee under this Agreement upon exercise of the options granted under this Agreement.  The purchase rights represented by this option shall not be exercisable with respect to a fraction of a share of Common Stock.  Any fractional shares of Common Stock arising from the dilution or other adjustment in the number of shares subject to this option shall rounded-up to the nearest whole share.

5.           The Company covenants and agrees that all Option Shares which may be delivered upon the exercise of this option will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof; provided, that the Company shall have no obligation with respect to any income tax liability of the Optionee and the Company may, in its discretion, withhold such amount or require the Optionee to make such provision of funds or other consideration as the Company deems reasonably necessary to satisfy any income tax withholding obligation under federal or state law.

6.           The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of Option Shares issuable upon the exercise of this and all other options of like tenor then outstanding.

7.           This option shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever, except the rights herein expressed, and no dividends shall be payable or accrue in respect of this option or the interest represented hereby or the Option Shares purchasable hereunder until or unless, and except to the extent that, this option shall be exercised.

8.           The Company may deem and treat the registered owner of this option as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

9.           In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

10.           This Agreement shall be governed by and construed in accordance with the internal laws of the state of California, without regard to the principles of conflicts of law thereof.

11.           Except as otherwise provided herein, this Agreement shall be binding on and inure to the benefit of the Company and the person to whom an option is granted hereunder, and such person’s heirs, executors, administrators, legatees, personal representatives, assignees, and transferees.

IN WITNESS WHEREOF, the Company has caused this option to be executed on the __ day of November, 2007, by the signature of its duly authorized officer.

VIRAL GENETICS, INC.

By:
Duly Authorized Officer

The undersigned Optionee hereby acknowledges receipt of a copy of the foregoing option and acknowledges and agrees to the terms and conditions set forth in the option.

M. Karen Newell

Exercise Notice
(to be signed only upon exercise of Option)

TO:         Viral Genetics, Inc.

The Optionee, holder of the attached option, hereby irrevocable elects to exercise the purchase rights represented by the option for, and to purchase thereunder, ________________________________ shares of common stock of Viral Genetics, Inc., and herewith makes payment therefor, and requests that the certificate(s) for such shares be delivered to the Optionee at:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

If acquired without registration under the Securities Act of 1933, as amended (“Securities Act”), the Optionee represents that the Common Stock is being acquired without a view to, or for, resale in connection with any distribution thereof without registration or other compliance under the Securities Act and applicable state statutes, and that the Optionee has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.  The Optionee understands that the Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the Common Stock may, under certain circumstances, be inconsistent with these exemptions. The Optionee acknowledges that the Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available.  The Company is under no obligation to register the Common Stock under the Securities Act, except as provided in the Agreement for the option.  The certificates representing the Common Stock will bear a legend restricting transfer, except in compliance with applicable federal and state securities statutes.

The Optionee agrees and acknowledges that this purported exercise of the option is conditioned on, and subject to, any compliance with requirements of applicable federal and state securities laws deemed necessary by the Company.

DATED this ________ day of ________________________________, __________.

_______________________________________
Signature

EXHIBIT C

Viral Genetics Intellectual Property Agreement

(the “Viral Genetics IP Agreement”)

In consideration of Consultant entering into that certain Consulting Agreement dated as of the date hereof (the “Consulting Agreement”) with Viral Genetics, Inc. (“Viral”), Consultant agrees as follows. Capitalized terms used herein that are not defined in this Viral Genetics IP Agreement shall be defined as in the Consulting Agreement.

1. Non-Solicitation.  Consultant acknowledges that, in the course of performing Services (as used throughout this Viral Genetics IP Agreement as defined in the Consulting Agreement) for or on behalf of Viral, having access to Viral’s technology, reports, processes, materials, knowledge and know-how, data, facilities, books and records, Consultant may from time to time receive Confidential Information (as defined in Paragraph 2, below) of or with respect to Viral and hereby stipulates and agrees that such Confidential Information is a part of and essential to the operations and goodwill of Viral.  In connection and in furtherance of the foregoing, Consultant may not (whether directly or indirectly; as the principal or on such person’s own account; or solely or jointly with others as an Consultant, agent, independent contractor, consultant, general or limited partner, member, stockholder or holder of equity securities of any other person, other than through ownership of less than one percent of a class of publicly-traded securities of a company) engage in any of the conduct or activity described below in this Paragraph 1.

(a)           Consultant may not, so long as Consultant is a Consultant of Viral pursuant to the Consulting Agreement and until the third anniversary of the effective date of termination of the Consulting Agreement for any reason, solicit, induce or influence any person that at such time is (or, during the six (6) month period ending on the effective date of termination of the Consulting Agreement, was) a vendor, licensor, licensee, distributor, customer, client, Consultant, or independent contractor of Viral, excluding the University, to terminate any contract or agreement with Viral or leave the service of Viral.  Consultant acknowledges that the restrictions in this subparagraph (a) of this Paragraph 1 will not impair Consultant’s ability to carry on Consultant’s profession or earn a living.

(b)           Consultant may not, so long as Consultant is a Consultant of Viral and until the third anniversary of the effective date of termination of the Consulting Agreement for any reason, without the express prior written consent of Viral, participate either directly or indirectly in any discussion or negotiation with any person that at such time is (or, during the six month period ending on the effective date of termination of the Consulting Agreement, was) a vendor, licensor, licensee, distributor, customer, client, Consultant, or independent contractor of Viral the purpose of which discussion or negotiation would be materially adverse to the interests of Viral and the relationship existing between Viral and such person.  Consultant acknowledges that the restrictions in this subparagraph (b) of Paragraph 1 will not impair Consultant’s ability to carry on Consultant’s profession or earn a living.

2. Non-Disclosure of Information.  Consultant understands that the covenants and agreements in this Paragraph 2 may limit Consultant’s ability to earn a livelihood in a business similar to the business of Viral of researching, developing and distributing biomedical products and technology, but nevertheless believes that Consultant has received and will receive sufficient consideration and other benefits from Viral so as to clearly justify such restrictions which, in any event (given Consultant’s education, skills and ability), Consultant does not believe would prevent Consultant from earning a living:

(a)           Consultant acknowledges that, in the course of performing Services for or on behalf of Viral, having access to Viral’s technology, reports, processes, knowledge and know-how, data, facilities, books and records, or otherwise being associated with Viral, Consultant will have access to, and become acquainted with, Confidential Information of or with respect to Viral and hereby stipulates and agrees that such Confidential Information is a part of and essential to the operations and goodwill of Viral.  Consultant (i) hereby stipulates and acknowledges that the Confidential Information constitutes important, material, proprietary and confidential trade secrets of Viral that affect the successful conduct of the business and goodwill of, Viral; (ii) stipulates and acknowledges that any and all of the Confidential Information is the sole and exclusive property of Viral, regardless of whether Consultant was engaged in the development of any of such Confidential Information while performing Services for or on behalf of Viral; (iii) agrees to keep all such Confidential Information in strictest confidence, and not to, directly or indirectly, use or divulge, disclose or communicate to any person (other than a duly-authorized representative of Viral) any such Confidential Information other than in the ordinary course of business of Viral for the benefit of Viral; and (iv) agrees not to copy or otherwise duplicate any such Confidential Information or knowingly allow anyone else to copy or otherwise duplicate such Confidential Information, other than in the ordinary course of business of Viral for the benefit of Viral.  Upon the termination of the Consulting Agreement, and at any time at the request of Viral, shall promptly return to Viral all copies of such Confidential Information delivered to or obtained by Consultant or, at the election of Viral, certify that all copies of such Confidential Information in the possession of Consultant or any person who received such Confidential Information from Consultant have been destroyed or erased, except that Consultant may keep one (1) copy thereof for the purpose of complying with the terms of this Agreement.

(b)           “Confidential Information” means, with respect to Viral, any technical, financial, or business information (including, without limitation, manuals, forms, memoranda, reports, journals, data, test results, correspondence, business plans, customer lists, pricing lists, contracts, plans or specifications, or the like) that may disclose (or may reasonably be expected to disclose) the customs and practices, marketing methods and data, services and products, methods of doing business, manner of operation, know-how, formulas, technical data or information, clinical study protocols, patient or biologic information, manufacturing information or know-how, methods, processes, compounds, and other confidential information, regardless of whether in written, oral, graphic, encoded, encrypted, tangible, or intangible forms, all of which the Consultant hereby acknowledges constitute “trade secrets” within the meaning of the Uniform Trade Secrets Act, codified at sections 3426 et seq. of the California Civil Code.

(c)           Consultant shall have no obligation to preserve the confidential or proprietary nature of any information that (i) was already known to Consultant free of any obligation to keep such information confidential at the time of disclosure of such information; (ii) is or becomes publicly known through no wrongful act of Consultant; (iii) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to Viral; (iv) is disclosed to a third person by Viral without restrictions on confidentiality similar to those contained in this Paragraph 2; (v) is approved for disclosure by written authorization of Viral; (vi) is developed by Consultant or on Consultant’s behalf independently of the information disclosed to Consultant by Viral as shown by written record; or (vii) Consultant is obligated to produce pursuant to an order of a court of competent jurisdiction or a valid administrative or Congressional subpoena, provided that Consultant promptly notifies Viral and cooperates reasonably with Viral’s efforts to contest or limit the scope of such order.

(d)           Except for the assignment provisions as provided in Section 3 of this Viral Genetics IP Agreement, the provisions of this Paragraph 2 shall apply to Consultant throughout the term of the Consulting Agreement and continue in perpetuity.

3. Assignment of Inventions.  Consultant shall promptly disclose any Consultant Creations (as defined below) to Viral and any such Consultant Creations shall be Viral’s sole property.  All original works of authorship that are made by Consultant (in whole or in part, either alone or jointly with others) during and in the performance of the Services and that are protectable by copyright are “works made for hire” as defined in the United States Copyright Act (17 U.S.C.A. section 101).  “Consultant Creation(s)” means any idea, concept, discovery, development, device, design, apparatus, use, machine, practice, process, method, product, composition of matter, improvement, formula, algorithm, literary or graphical or audiovisual work or sound recording, mask work, or computer program of any kind (whether or not subject to patent, copyright, trademark, trade secret, mask work right, or similar protection) that relate(s) in any way to any of Viral’s biological or pharmaceutical products under investigation or development from time to time, or any manufacturing or production know-how, scientific know-how, processes, or procedures pertaining thereto that are made by Consultant, in whole or in part, either solely or jointly with others, during and in the performance of the Services, provided, however, that Consultant does not have a pre-existing obligation to assign any such Consultant Creation to the University. Consultant shall promptly notify Viral in advance or at the earliest reasonable time if any work being performed or proposed by Viral to be performed by Consultant under this Agreement may give rise to Consultant Creations that may be assignable to University under any agreements.

(a)           Consultant hereby assigns to Viral, and agrees to assign to Viral in the future where appropriate, any and all such Consultant Creations, and agrees to cooperate with Viral in the execution of appropriate instruments assigning and evidencing such assignment and ownership rights of Viral, to the maximum extent permitted by section 2870 of the California Labor Code.  In order that Viral may perfect and protect its rights to Consultant Creations as provided hereunder, Consultant agrees that Consultant’s obligations regarding assignment of such Consultant Creations to Viral shall survive termination of Consultant’s engagement with Viral for a term of three years following the date of termination of the Consulting Agreement for any reason.

4. Enforcement.  Consultant acknowledges that the covenants and the restrictions contained in this Agreement are necessary and required for the adequate protection of Viral and are necessary to preserve the goodwill of Viral and the value of its existing Confidential Information, inventions, contracts and relationships; such covenants relate to matters that are of a special, unique and extraordinary character that give each of such covenants or restrictions a special, unique and extraordinary value; and, a breach of any such covenant or restriction will result in loss of goodwill, invasion of property rights of Viral, unfair competition by the breaching party, and other irreparable harm and damages to Viral, which cannot be adequately compensated by a monetary award. It is accordingly agreed that Viral or any of its subsidiaries shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.  Nothing in this Agreement shall be construed as prohibiting Viral from pursuing any other legal or equitable remedies available to Viral for such breach or threatened breach of any of the provisions of this Agreement (including, without limitation, recovery of all damages from Consultant and an equitable accounting of all earnings, profits and other benefits arising from such violation).

5. Conflict.  In the event of any conflict between any provision in this Agreement and any provision in the Consulting Agreement, the provision(s) in the Consulting Agreement shall govern.

AGREED: CONSULTANT __________________________________ M. Karen Newell VIRAL GENETICS, INC. __________________________________ Haig Keledjian, President	DATED:_________________________ DATED:_________________________

EXHIBIT D

Definitions for Net Sales

“Net Sales” shall mean the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of Viral Genetics or its Affiliates, and from leasing, renting, or otherwise making Licensed Products available to others without sale or other dispositions, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced and paid), and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted.  No deductions shall be made for commissions, or for the costs of collections.  Net Sales shall also include the fair market value of any non-cash consideration received by Licensee or its Affiliates for the sale, lease, or transfer of Licensed Products or Licensed Processes.

“Patent Rights” shall mean all of the following intellectual property:
a) the United States and foreign patents and/or patent applications,  provisional patent applications, and invention disclosures referred to in section 3 of Exhibit C;
b) United States and foreign patents issued from the applications referred to in section 3 of Exhibit C and from divisionals and continuations of these applications;
c) claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, that are directed to subject matter specifically described in the U.S. and foreign applications referred to in section 3 of Exhibit C;
d) claims of all foreign patent applications, and of the resulting patents, that are directed to subject matter specifically described in the United States patents and/or patent applications described in this Exhibit; and any reissues of United States patents described in this Exhibit

“Licensed Process(es)” shall mean any process, art, or method that is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights.

“Licensed Product(s)” shall mean any:
a) product or part thereof that is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any such product or part thereof is made, used or sold; and
b) product, apparatus, or part thereof that is manufactured by using a process covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Processes is used.

“Affiliate(s)” shall mean every corporation, or entity, which, directly or indirectly, or through one or more intermediaries, controls, is controlled by, or is under common control with Viral.  For the purposes of this definition, the term “control” means (a) beneficial ownership of at least fifty percent (50%) of the voting securities of a business organization with voting securities, or (b) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or business organization without voting securities.